CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of E-xact Transactions Ltd. on Form S-8 of our report dated February 18, 2000, appearing in the Annual Report on Form 10-KSB of E-xact Transactions Ltd. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Vancouver, Canada
October 10, 2000